As filed with the Securities and Exchange Commission on May 16, 2000.
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                                CYBER-CARE, INC.
             (Exact name of Registrant as specified in its charter)

             Florida                                   65-0158479
  (State or other jurisdiction                      (I.R.S. Employer
       of incorporation or                       Identification Number)
          organization)

1903 S. Congress Avenue, Suite 400                     Linda Moore
  Boynton Beach, Florida 33426             1903 S. Congress Avenue, Suite 400
         (561) 737-2227                       Boynton Beach, Florida 33426
(Address, including zip code, and                    (561) 737-2227
  telephone number, including              (Name, address, including zip code,
   area code, of registrant's                and telephone number, including
  principal executive offices)              area code, of agent for service)


                        1999 EMPLOYEE STOCK PURCHASE PLAN

                            (Full Title of the Plans)
                                -----------------
                                    COPY TO:
                               Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                           Three Riverway, Suite 1800
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                                -----------------

                         CALCULATION OF REGISTRATION FEE

================================== ============ ================= ================ ============
           TITLE OF                             PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
       SECURITIES TO BE            AMOUNT BEING  OFFERING PRICE       AGGREGATE    REGISTRATION
          REGISTERED               REGISTERED(1)  PER SHARE(2)    OFFERING PRICE(2)     FEE
---------------------------------- ------------ ----------------- ---------------- ------------
Common Stock, par value
$.0025 per share                     50,000          $15.19          $759,500         $221
---------------------------------------------------------------------------------- ------------
   TOTAL                                                                              $221
================================================================================== ============

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average high and low prices as reported by the Nasdaq National Market on April 28, 2000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the company with the SEC are incorporated herein by reference:

          1. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, or, either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10-SB filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year;

          2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

          3. The description of the common stock that is contained in a registration statement or amendment thereto filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

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
ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

        In the case of proceedings by or in the right of the corporation,
Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

        Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section
607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

         Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor of or in a proceeding by or in the right of a shareholder.

        The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

        Any restricted securities to be offered or resold pursuant to this registration statement were issued pursuant to an exemption under Section 4(2) of the Securities Act, as a non-public offering of securities.

ITEM 8.   EXHIBITS

        The following exhibits are filed as part of this registration statement:


EXHIBIT NO.        IDENTIFICATION OF EXHIBIT

   4.1(1)        Common Stock Specimen
   4.2(2)        1999 Employee Stock Purchase Plan
   5.1(3)        Opinion Regarding Legality
  23.1(3)        Consent of Counsel (included in Exhibit 5.1)
  23.2(3)        Consent of Ernst & Young LLP, independent public accountants
  23.3(3)        Consent of Grant Thornton LLP, independent public accounts
---------------------

(1) Incorporated by reference from the Exhibit with the same reference number in the Company's Registration Statement.

(2) Previously filed as an exhibit to the Company's definitive proxy statement, filed with the commission on July 30, 1999, and incorporated herein by reference.

(3)  Filed herewith.

ITEM 9.   UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                         Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to
                         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida, on the 16th day of May 2000.

                                              CYBER-CARE, INC.


                                              By  ______________________________
                                                  Michael F. Morrell,
                                                  Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                           TITLE                                DATE



/s/ MICHAEL F. MORRELL              Chief Executive Officer,        May 16, 2000
Michael F. Morrell                  Director and Chairman of
                                    the Board

/s/ PAUL C. PERSHES                 President and Director          May 16, 2000
Paul C. Pershes


/s/ ARTHUR KOBRIN                   Chief Accounting Officer and    May 16, 2000
Arthur Kobrin                       Senior Vice President


/s/ LINDA MOORE                     Senior Vice President           May 16, 2000
Linda Moore


/s/ GLEN BARBER                     Director                        May 16, 2000
Glen Barber


/s/ THEODORE J. ORLANDO             Director                        May 16, 2000
Theodore J. Orlando


/s/ TERRY LAZAR                      Director                       May 16, 2000
Terry Lazar


/s/ LOUIS R. CAPECE, JR.             Director                       May 16, 2000
Louis R. Capece, Jr.